UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 20, 2005

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia	1-7102	52-0891669
(state or other jurisdiction)	(Commission File Number)	(I.R.S. Employer
Identification No.)

Woodland Park, 2201 Cooperative Way, Herndon, VA		20171-3025
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (703) 709-6700

(Former name or former address, if changed since last report)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 20, 2005, Innovative Communication Corporation ("ICC"), a diversified telecommunications company headquartered in St. Croix, United States Virgin Islands ("USVI"), was required to pay $10,034,876.71 for a maturing secured line of credit, including accrued interest, to Rural Telephone Finance Cooperative ("RTFC"), a consolidated affiliate of National Rural Utilities Cooperative Finance Corporation. ICC has only paid RTFC $34,876.71 representing the accrued interest due on that date. On March 22, 2005, RTFC notified ICC in writing that an event of default had occurred due to the non-payment of the $10,000,000 due on its maturing secured line of credit. In the pending actions against ICC in the USVI, RTFC intends to make the filings required to enforce its rights with respect to this additional default. As a result of the default, RTFC placed all loans to ICC on non-accrual status as of February 1, 2005.

On March 20, 2005, ICC's USVI local exchange carrier subsidiary, Virgin Islands Telephone Corporation d/b/a Innovative Telephone ("Vitelco") was required to pay $4,013,950.68 for a maturing unsecured line of credit, including accrued interest, to RTFC. Vitelco has only paid RTFC $13,950.68 representing the accrued interest due on that date. On March 22, 2005, RTFC notified Vitelco in writing that an event of default had occurred due to the non-payment of the $4,000,000 due on its maturing unsecured line of credit. As a result of the default, RTFC placed all loans to Vitelco on non-accrual status as of March 20, 2005. Additionally, RTFC filed a complaint in the United States District Court for the Eastern District of Virginia against Vitelco on March 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

/s/ Steven L. Lilly
Steven L. Lilly
Senior Vice President and
Chief Financial Officer
(Principal Financial Officer)

Dated: March 25, 2005